EXHIBIT 21.1
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                       SUBSIDIARIES OF PALWEB CORPORATION
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         Following is a list of the subsidiaries of PalWeb Corporation:

                Plastic Pallet Production, Inc., a Texas corporation;

                PP Financial, Inc., a Texas corporation;

                Paceco Financial Services, Inc., an Oklahoma corporation and a wholly owned subsidiary of PP Financial, Inc.